Exhibit 4.1

[GRAPHIC]	INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA AXESSTEL, INC. COMMON STOCK	[GRAPHIC]

SPECIMEN	50,000,000 AUTHORISED COMMON SHARES $.001 PAR VALUE NON-ASSESSABLE

This Certifies That	CUSIP NO. 05459T 10 1

is the Registered Owner of

Fully Paid and Non-Assessable Shares of Common Stock Each of AXESSTEL, INC.

Transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Illegible	[GRAPHIC]	/s/ Illegible

Chief Executive Officer		Chief Financial Officer

REGISTERED & COUNTERSIGNED BY:
TRANSFER ONLINE
227 B W Fine, #500, _______________
TRANFER AGENT
AUTHORISED SIGNATORY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT	-________Custodian_________
TEN ENT	– as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors
JT TEN	– as joint tenants with right of survivorship and not as tenants in common		Act____________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received                                                                       hereby sell, assign and transfer unto

___________

___________

______________________

PLEASE PRINT OR TYPE ___________ NAME AND ADDRESS ___________

Shares

of the stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as it is written upon the face of the Certificate in every particular without alteration or enlargement or any change whatsoever.

THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM

THIS SPACE MUST NOT BE COVERED IN ANY WAY